FOR IMMEDIATE RELEASE:
SUBMITTED BY,
Pamela Rhoads
Customer Experience Team
(843)674-3261
FIRST RELIANCE BANK

First Reliance Announces 3rd Quarter Results

October 26, 2009 Florence, SC - First Reliance Bancshares, Inc., (OTC Bulletin Board: FSRL), the holding company for First Reliance Bank, announces results for the period ended September 30, 2009.

“During the third quarter, we have seen improvement in our net interest margin, a reduction in the level of non performing assets, and a decline in the level of commercial real estate concentrations. This quarter’s regulatory capital remains strong and we have experienced growth in core deposits as well as increasing our liquidity. As with many community banks, the recent economic down turn has adversely impacted the quality of our loan portfolio.  We have refined our systems to manage impaired loans and have built a solid credit review process, aggressive risk review methodology and we continue to be conservative and proactive in our lending policies,” said Rick Saunders, President and CEO of First Reliance Bank.

“First Reliance’s strategies are designed to keep us in a strong capital, liquidity and credit management position while closely monitoring and controlling expenses.  Despite our growth, noninterest expense remains controlled our liquidity remains strong, and our total delinquency level over 30 days has decreased from the previous quarter,” stated Jeff Paolucci, CFO of First Reliance Bank.

As of September 30, 2009, total deposits were $570.9 million, an increase of $123.3 million or 27.55%, over the $447.6 million reported for September 30, 2008. Interest bearing deposit accounts increased 52.11% to $41.3 million for the period ended September 30, 2009. Core Funding increased 11.56% to 60.82%. Total FHLB advances were reduced to $48.0 million, or 24.41% from $63.5 million reported the prior year period. Total cash and cash equivalents increased to $115.7 million from $5.9 million reported September 30, 2008. Total assets increased to $684.1 million from the $573.7 million reported September 30, 2008. Total available for sale securities increased 37.66% to $83.8 million.

Total Risk- Based capital increased to 13.14% over 11.34% reported September 30, 2008.

Unaudited net income (loss) for the three months ended September 30, 2009 was $ (331,072), compared to $765,178 reported in the prior-year period.  The decline in net income is attributable to the increase in allowance for loan and lease losses. Provisions for loan losses increased to $3.2 million compared to $609,967 during the prior year period. Non-interest income was $2.4 million, compared to $1.2 million reported September 30, 2008. Non-interest expense was $5.1 million and $4.5 million for the periods ended September 30, 2009 and 2008, respectively. Diluted earnings (loss) per share were $(0.16), compared to the $0.22 reported in the prior year period.

Unaudited net income for the nine months ended September 30, 2009 was $(1.5) million, or $(0.58) per diluted share, compared to $2.2 million, or $0.64 per diluted share, for the nine months ended September 30, 2008. The decline in net income is attributable to the increase in allowance for loan and lease losses. Provisions for loan losses increased to $8.1 million compared to $1.8 million during the prior year period.

FOR IMMEDIATE RELEASE:

This press release contains forward-looking statements about branch openings within the meaning of the Securities Litigation Reform Act of 1995. Forward-looking statements give our expectations or forecasts of future events.

Any or all of our forward-looking statements here or in other publications may turn out to be incorrect. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining our actual future results. Consequently, no forward- looking statements can be guaranteed. Our actual results may vary materially, and there are no guarantees about the performance of our stock.

We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future results or otherwise. You are advised, however, to consult any future disclosures we make on related subjects in our reports to the SEC.

Contact Jeffrey A. Paolucci, Senior Vice President and Chief Financial Officer, (843) 674-3250

First Reliance Bancshares,Inc.
Consolidated Reports of Income

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	Sept 30,2009	Sept 30,2008	Sept 30,2009	Sept 30,2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Interest Income
Loans and Fees	7,745,134	8,234,706	21,583,188	25,895,022
Investment Securities
Taxable	687,731	349,641	1,690,701	1,025,605
Tax exempt	581,312	325,521	1,327,111	981,013
Federal funds sold	14	42,662	1,346	54,502
Other interest income	68,377	98,977	105,097	212,941
Total	9,082,568	9,051,507	24,707,443	28,169,083

Interest Expense
Time deposits $100,000 and over	1,530,962	1,491,623	4,106,264	5,524,539
Other deposits	1,919,434	1,722,955	5,353,235	5,128,023
Other interest expense	576,774	932,809	2,153,744	2,817,167
Total	4,027,170	4,147,387	11,613,243	13,469,729

Net Interest Income	5,055,397	4,904,120	13,094,199	14,699,354
Provision for loan losses	3,266,449	609,967	8,122,271	1,757,364
Net Interest Income after provision	1,788,948	4,294,153	4,971,928	12,941,990

Noninterest Income
Service charges on deposit accounts	495,390	548,098	1,430,484	1,477,950
Gain on sale of mortgage loans	803,133	319,519	2,017,670	1,445,876
Income from bank owned life insurance	107,916	110,811	316,071	340,376
Brokerage fees	4,179	5,685	10,110	112,242
Other charges, commisions and fees	144,137	123,548	412,040	361,643
Gain on sale of securities available for sale	846,027	-	1,875,486	-
Gain (loss) on sale of other real estate	(17,000)	700	(32,892)	700
Gain on sale of fixed assets	-	7,092	86,810	7,092
Other	47,060	46,705	321,897	147,574
Total	2,430,842	1,162,158	6,437,676	3,893,453

Noninterest Expense
Salaries and benefits	2,705,972	2,589,777	8,229,526	8,343,153
Occupancy	369,823	418,005	1,079,855	1,149,437
Furniture and equipment related	249,269	222,624	811,838	953,304
Other operating	1,758,786	1,248,888	4,441,433	3,495,473
Total	5,083,850	4,479,294	14,562,652	13,941,367

Income (loss) before tax	(864,060)	977,017	(3,153,048)	2,894,076
Income tax expense (benefit)	(532,988)	(211,839)	(1,681,227)	(619,354)

Net Income (loss)	(331,072)	765,178	(1,471,821)	2,274,722
Preferred stock dividends	210,839	-	478,971	-
Deemed dividends on preferred stock resulting from net accretion of discount and unamortization of premium	44,876	-	101,948	-
Net Income (loss) available to common shareholders	(586,787)	-	(2,052,740)	-
Average common shares outstanding basic	3,567,533	3,520,531	3,546,386	3,509,597
Average common shares outstanding diluted	3,567,533	3,521,411	3,546,386	3,531,198

Basic earnings (loss) per share	$(0.16)	$0.22	$(0.58)	$0.65
Diluted earnings (loss) per share	$(0.16)	$0.22	$(0.58)	$0.64

First Reliance Bancshares,Inc.
Balance Sheet

	September 30	September 30	December 31
	2009	2008	2008
	(Unaudited)	(Unaudited)	Audited
Assets:
Cash and Cash Equivalents
Cash and Due From Banks	115,665,115	5,928,325	$5,451,607
Federal funds sold	-	-	257,000
Total cash and cash equivalents	115,665,115	5,928,325	5,708,607

Time deposits in other banks	250,529	-

Investment securities
Securities available for sale	79,029,038	56,982,931	76,310,816
Nonmarketable equity securities	4,812,100	3,922,200	4,574,700
Total investment securities	83,841,138	60,905,131	80,885,516

Loans held for sale	9,817,762	11,226,920	9,589,081

Loans receivable	427,672,392	459,686,752	468,990,202
Less allowance for loan losses	(7,835,814)	(6,210,753)	(8,223,899)
Loans, net	419,836,578	453,475,999	460,766,303

Premises, furniture, and equipment, net	26,582,031	23,770,377	28,612,022
Accrued interest receivable	2,605,973	3,049,352	2,653,260
Other real estate owned	7,144,261	293,700	379,950
Cash surrender value life insurance	11,302,554	10,880,649	10,986,484
Other assets	7,106,657	4,143,229	3,852,660
Total Assets	$684,152,598	$573,673,682	$603,433,883

Liabilities:
Deposits:
Noninterest bearing transaction accounts	43,192,640	42,917,049	$39,467,609
Interest bearing transaction accounts	41,311,691	27,159,758	34,708,951
Savings	114,003,067	121,475,590	110,629,005
Time deposits $100,000 and over	193,283,053	131,809,645	137,444,867
Other time deposits	179,071,752	124,196,593	138,884,952
Total deposits	570,862,203	447,558,635	461,135,384

Securities sold under agreements to repurchase	873,339	7,195,414	8,197,451
Federal funds purchased	-	2,170,000	-
Advances from Federal Home Loan Bank	48,000,000	63,500,000	78,000,000
Note Payable	-	3,000,000	6,950,000
Junior subordinated debentures	10,310,000	10,310,000	10,310,000
Accrued interest payable	613,319	583,346	623,330
Other liabilities	2,058,957	1,401,244	791,960
Total Liabilities	632,717,818	535,718,639	566,008,125

Shareholders' Equity:
Senior Preferred Stock	15,349,000	-	-
Warrant Preferred Stock	767,000	-	-
Discount Senior Preferred Stock	(861,861)	-	-
Pemium Warrant Preferred Stock	73,121	-	-
Common Stock	35,818	35,239	35,250
Capital Surplus	26,187,162	26,114,785	26,120,460
Restricted Stock	(155,884)	(247,637)	(207,653)
Retained Earnings	9,997,738	13,488,095	11,839,005
Accretion Disc Senior Preferred Stock	(111,399)	-	-
Amortization Prem Warrant Preferred Stock	9,451	-	-
Accumulated other comprehensive income (loss)	308,541	(1,280,180)	(201,527)
Treasury Stock	(163,907)	(155,259)	(159,777)
Total Shareholders Equity	51,434,780	37,955,043	37,425,758

Total Liabilities and Shareholders Equity	$684,152,598	$573,673,682	$603,433,883